                                                                       EXHIBIT 5



                               January 16, 1998









SLM Holding Corporation                                          C  88815-00001
11600 Sallie Mae Drive
Reston, VA  20193

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

   We refer to an aggregate of 11,132,800 shares of Common Stock, par value $0.20 per share, of SLM Holding Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the SLM Holding Corporation Employee Stock Option Plan and the SLM Holding Corporation Directors Stock Plan (together, the "Plans"), respectively.

   We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

   Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plans, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities law have been complied with, (c) in the case of the SLM Holding Corporation Directors Stock Plan, such Plan has been approved by the Company's stockholders, and (d) in the case of options issued under the Plans, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

SLM Holding Corporation
January 16, 1998
Page 2


   We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                            Very truly yours,




                                            GIBSON, DUNN & CRUTCHER LLP

ROM/JDF